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                                                                  Exhibit 23(d)



                                                 November 8, 2001


FirstEnergy Corp.
76 South Main Street
Akron, Ohio  44308


                  Re:  REGISTRATION STATEMENT ON FORM S-3
                       ----------------------------------

Dear Ladies and Gentlemen:

     I am Associate General Counsel for FirstEnergy Corp., an Ohio corporation (the "COMPANY"). In connection with the filing by the Company with the Securities and Exchange Commission as of the date hereof of Amendment No. 2 to the registration statement on Form S-3 (File No. 333-69856), I hereby consent to the use of my name under the caption "Legal Matters" in the prospectus contained in such registration statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                    Very truly yours,


                                                    /s/ Gary D. Benz
                                                    -------------------------
                                                    Gary D. Benz
                                                    Associate General Counsel
                                                    FirstEnergy Corp.